Exhibit 99.1

                                  CERTIFICATION

     Each of the undersigned hereby certifies in his capacity as an officer of the Operating Company that the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.


Dated:   February 24, 2003

                                        By:        /s/ Philip R. Yates
                                                -------------------------------
                                                Philip R. Yates
                                                Chief Executive Officer


                                        By:        /s/ John E. Hamilton
                                                -------------------------------
                                                John E. Hamilton
                                                Chief Financial Officer